UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 7, 2006

THE COCA-COLA COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-02217 (Commission File Number)	58-0628465 (IRS Employer Identification No.)

One Coca-Cola Plaza Atlanta, Georgia (Address of principal executive offices)	30313 (Zip Code)

Registrant's telephone number, including area code: (404) 676-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(c).    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

On December 7, 2006, the Board of Directors of The Coca-Cola Company (the “Company”) elected Muhtar Kent as president and chief operating officer, effective immediately.

Mr. Kent , 54, returned to the Company in May, 2005 as president and chief operating officer of the North Asia, Europe and Middle East Group and was named president, Coca-Cola International in January 2006. He joined the Company in 1978 and has held a variety of marketing and operational roles throughout his career with the Company.  In 1985, he was appointed general manager of Coca-Cola Turkey and Central Asia.  From 1989 to 1995, he was president of the East Central Europe Division and senior vice president of Coca-Cola International, overseeing 23 countries.

From 1995 to 1998, Mr. Kent was managing director of Coca-Cola Amatil - Europe, with bottling operations in 12 countries. From 1999 until his return to the Company, he was president and chief executive officer of Efes Beverage Group, one of Europe’s largest international beverage businesses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COCA-COLA COMPANY (REGISTRANT)
Date: December 7, 2006	By: /s/ Geoffrey J. Kelly Geoffrey J. Kelly Senior Vice President & General Counsel